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                                                                    EXHIBIT 99

                                    OTHER EXHIBITS


Exhibit 99 is the report of Arthur Andersen LLP relating to their audit of Ameron's financial statements for the periods ended November 30, 1997 and 1998.


                       REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Stockholders and the Board of Directors, Ameron International
Corporation:

We have audited the accompanying consolidated balance sheets of Ameron International Corporation (a Delaware corporation) and subsidiaries as of November 30, 1998 and 1997, and the related consolidated statements of income, comprehensive income, stockholders' equity and cash flows for each of the two years in the period ended November 30, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion. In our opinion the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Ameron International Corporation and subsidiaries as of November 30, 1998 and 1997, and the results of their operations and their cash flows for each of the two years in the period ended November 30, 1998, in conformity with generally accepted accounting principles.


ARTHUR ANDERSEN LLP
Los Angeles, California
January 21, 1999


                       REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Stockholders and the Board of Directors, Ameron International Corporation

We have audited in accordance with generally accepted auditing standards, the consolidated financial statements included in Ameron's Annual Report to Stockholders incorporated by reference in this Form 10-K, and have issued our report thereon dated January 21, 1999. Our audits were made for the purpose of forming an opinion on those statements taken as a whole. The schedule listed in Item 14(a)2 is the responsibility of the Company's management and is presented for purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, fairly states in all material respects, the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.

ARTHUR ANDERSEN LLP
Los Angeles, California
January 21, 1999

                                      EXHIBIT 99